UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014 (October 17, 2014)

SMTP, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Tara Blvd, Suite 430, Nashua, NH	03062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 877-705-9362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 20, 2014, SMTP, Inc. filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original Form 8-K”) disclosing, among other things, that on October 17, 2014 it had completed the previously announced acquisition of 100% of the equity interest owned, directly or indirectly, in InterInbox SA, a Swiss corporation, ERNEPH 2012A (Pty) Ltd. dba ISMS, a South African limited company, ERNEPH 2012B (Pty) Ltd. dba GraphicMail South Africa, a South African limited company, and Quattro Hosting LLC, a Delaware  limited liability company (all such entities are referred to collectively as the “GraphicMail Companies” or the “Quattro Affiliated Entities”).

This Current Report on Form 8-K/A amends and supplements the Original Form 8-K to provide the disclosures required by Item 9.01 of Form 8-K, which were not previously filed with the Original Form 8-K, including the required financial statements of the GraphicMail Companies and the required pro forma financial statements. Except as otherwise provided herein, the other disclosures made in the Original Form 8-K remain unchanged.

Item 9.01

Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.

The audited Quattro Hosting LLC, and Affiliated Entities Combined Financial Statements for the years ended December 31, 2013 and 2012 are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b)  Pro forma financial information.

The unaudited pro forma financial statements and explanatory notes relating to SMTP, Inc.’s acquisition of the GraphicMail Companies are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d)  Exhibits.

Exhibit No.	Description
23.1	Consent of Baker Tilly Spiess SA.
99.1	Financial statements of businesses acquired.
99.2	Pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTP, INC.

By:	/s/ Edward S. Lawton
Edward S. Lawton,
Chief Financial Officer

Dated: December 31, 2014